Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Eric Herlyn, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

that the annual report on Form 10-K/A of Manas Petroleum Corporation, for the period ended December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act, as amended; and

(b)	that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: July 21, 2009

/s/ Erik Herlyn
Erik Herlyn
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Manas Petroleum Corporation and will be retained by Manas Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.